Exhibit 107

Filing Fee Table

F-1

(Form Type)

Center Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
Fees to Be Paid	Equity	Ordinary Shares(2)	Rules 457(o)	–	–	$17,250,000	0.0001531	$2,640.98
	Equity	Ordinary Shares (3)	Rules 457(o)	–	–	$23,820,084	0.0001531	$3,646.86
	Total Offering Amounts					$41,070,084		$6,287.84
	Total Fees Previously Paid							$0
	Total Fee Offset							$6,287.84
	Net Fee Due							$0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes Ordinary Shares that may be purchased by the underwriters pursuant to their option to purchase additional Ordinary Shares to cover over-allotment, if any.

(2)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	Represents ordinary shares registered for resale on this registration statement by the selling shareholders named in this registration statement or their permitted transferees.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Center Mobile Co., Ltd.	F-1	333- 284413(a)	1/22/2025		$6,287.84	Equity	Ordinary Shares	Ordinary Shares	$41,070,084
Fee Offset Sources	Center Mobile Co., Ltd.	F-1	333- 284413		1/22/2025						$6,287.84

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-284413) was initially filed on January 22, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on May 2, 2025.